UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2017

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Gold Entertainment Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-28571	98-0206212
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

429 W PLUMB LANE RENO, NV  89509

(Address of Principal Executive Office) (Zip Code)

561-927-0605

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On June 27, 2018, Gold Entertainment Group, Inc. ("we" or "Company") entered into an agreement with IceLounge Media Inc., a Wyoming corporation ("ICELOUNGE"), (the "Agreement"). Pursuant to the terms of the Agreement, the Company authorized a new class of Preferred Shares. The new class, SERIES B Preferred Shares were issued as part of the payment due to the Company's Former CEO and Director, Mr. Fytton, for the acquisition of the Company's controlling block of Series A Preferred Stock, by ICELOUNGE; whose rights remain unchanged.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Agreement, a new class, SERIES B Preferred Shares were registered with the State of Florida by amending the Company's Articles of Incorporation. The State of Florida made these changes on or about August 2, 2018. As a result of the administrative delays, the Effective Date for the previously announced ICELOUNGE Agreement is amended to be August 10, 2018.

The specific rights and privileges are included in an Exhibit to this filing.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1

Series B Preferred Stock designation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 10, 2018	Gold Entertainment Group, Inc.

	By:	/s/ Robert Schlegal
Robert Schlegal President